UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Leanne Kelly

On July 29, 2025, Windtree Therapeutics, Inc. (the “Company”) received a letter (the “Resignation Letter”) from Leanne Kelly tendering her resignation as a member of the Company’s Board of Directors effective immediately (the “Board”). Ms. Kelly’s resignation was accepted by the Board upon receipt of her Resignation Letter. Prior to her resignation, Ms. Kelly was the chairperson of the Company’s Audit Committee.

Appointment of Andrew Kucharchuk

On August 3, 2025, the Board appointed Andrew Kucharchuk to serve on the Board, effective immediately, until Mr. Kucharchuk’s successor is elected and qualified, or sooner in the event of his death, resignation, or removal. The Board has determined that Mr. Kucharchuk meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended. Mr. Kucharchuk was also appointed as chairperson of the Audit Committee.

Mr. Kucharchuk has served as Chief Financial Officer of Cero Therapeutics Holdings, Inc since October 2024 and Chief Financial Officer of Chain Bridge I, Inc. since April 2024. Previously, he has served as Chief Financial Officer of Theralink Technologies, Inc. (“Theralink”) from May 2023 until June 2024 and as Acting Chief Financial Officer of Theralink from June 2020 to December 2021. He has served on the Board of Directors of Theralink since June 2020. Mr. Kucharchuk also served as Chief Executive Officer and Chief Financial Officer of OncBioMune, Inc. (“OBMP”) prior to Theralink’s acquisition of OBMP from November 2019 to June 2020 and November 2006 to October 2019, respectively. Mr. Kucharchuk served as the Chairman and Chief Executive Officer of Adhera Therapeutics, Inc. from July 2020 until September 2022 and its Chief Operating Officer from October 2022 to October 2023. Mr. Kucharchuk is a graduate of Louisiana State University and Tulane University’s Freeman School of Business, where he earned an MBA.

There are no arrangements or understandings between Mr. Kucharchuk and any other persons pursuant to which Mr. Kucharchuk was selected as a director of the Company. The Company is not aware of any relationships or transactions in which Mr. Kucharchuk has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. No material plan, contract or arrangement (written or otherwise) to which Mr. Kucharchuk is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Kucharchuk did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees payable to the Company's directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Jed Latkin
Name:	Jed Latkin
Title:	President and Chief Executive Officer

Date: August 4, 2025